UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 26, 2010

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 26, 2010, the New Mexico Public Regulation Commission (the “NMPRC”) issued an order (the “Order”) in its investigation into certain franchise fees paid by El Paso Electric Company (the “Company”) to Dona Ana and Otero Counties (the “Counties”) in New Mexico (Case No. 09-00421-UT). In the Order, the NMPRC concluded that the imposition of franchise fees by New Mexico counties is not authorized under New Mexico law and, therefore, the Company may not pass through to its customers some past and all ongoing franchise fees imposed by the Counties.

As a result of its findings, the NMPRC directed the Company to immediately cease passing through to its customers any franchise fees paid by the Company to the Counties. The NMPRC also directed the Company to refund to its customers in the Counties the amount of franchise fees charged to those customers since June 1, 2004, plus interest. The Company estimates that its refund obligation under the Order would be approximately $5.7 million, plus accrued interest of approximately $1.0 million through December 31, 2009. The Order states that the Company is required to refund these franchise fees to customers over a three-year period through a credit on customer bills and file tariffs for refunding within three days. On January 29, 2010, the NMPRC granted the Company’s request to extend its deadline for compliance with the Order until February 12, 2010. Interest will continue to accrue on the unamortized balance until fully refunded. The Order does not relieve the Company of its obligation to pay franchise fees to the Counties but states that this issue must be addressed by the New Mexico courts.

The Company filed a Notice of Appeal with the New Mexico Supreme Court (the “Court”) on January 27, 2010, seeking to set aside the Order on legal and jurisdictional grounds. The Company will also ask the Court to stay the Order pending the appeal. The Company has also been informed that the Counties intend to pursue their own legal actions opposing the Order. The Company cannot predict the outcome of these proceedings.

The Company will also review its legal options to terminate any future obligation to pay franchise fees to the Counties and to seek reimbursement from the Counties if refunds are ultimately required. EPE cannot predict the outcome of these legal reviews or any legal proceedings that may follow.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: February 1, 2010	By:	/s/ DAVID G. CARPENTER
	Name: Title:	David G. Carpenter Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

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